Exhibit 20.b
Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                              Monthly Report
Securityholder's Statement                      Series 1998-2                                                         March-2000
						Class A            Class B             CTO           Class D         Total
(i)   Security Amount                       337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                  0.00               0.00              0.00                             0.00
(iii) Security Interest Distributed           1,752,187.50         277,412.80        391,150.76                     2,420,751.06

Security Principal Distributed per $1,000        0.0000000          0.0000000         0.0000000
Security Interest Distributed per $1,000         5.1916667          5.4250000         6.3742709
(iv) Principal Collections                   20,173,993.90       3,056,644.01      3,668,020.63   3,668,020.63     30,566,679.17
(v)  Finance Collections                     11,847,716.29       1,795,095.76      2,154,143.00   2,154,143.00     17,951,098.05
     Recoveries                               1,093,144.80         165,626.82        198,754.78     198,754.78      1,656,281.18
     Defeasance Funding Acct Earnings                 0.00               0.00              0.00           0.00              0.00
	Total Finance Collections            12,940,861.09       1,960,722.58      2,352,897.78   2,352,897.78     19,607,379.23
	Total Collections                    33,114,854.99       5,017,366.59      6,020,918.41   6,020,918.41     50,174,058.40
(vi) Aggregate Amount of Principal Receivables                                                                  1,565,686,676.31
     Invested Amount (End of Month)         337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Floating Allocation Percentage            21.5560370%         3.2660430%        3.9193027%     3.9193027%       32.6606854%
     Invested Amount (Beginning of Month)   337,500,000.00      51,136,000.00     61,364,000.00  61,364,000.00    511,364,000.00
     Average Daily Invested Amount                                                                                511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                          79.39%  1,479,806,877.54
       30 Days to 59 Days                                                                                4.63%     86,321,322.40
       60 Days to 89 Days                                                                                3.04%     56,669,072.91
       90 Days and Over                                                                                 12.94%    241,201,189.46
	Total Receivables                                                                              100.00%  1,863,998,462.31
(viii) Aggregate Investor Default Amount                                                                            8,483,608.47
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       17.30%
(ix)  Security Charge-Offs                            0.00               0.00              0.00           0.00              0.00

(x)   Servicing Fee                             645,491.81          97,801.09        117,362.84     117,362.84        978,018.58

(xi)  Pool Factor                                1.0000000          1.0000000         1.0000000

(xii) Unreimbursed Redirected Principal Collections                  0.000000          0.000000       0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
(xiv) CTO Trigger Event Occurrence                                                                                          None
      CTO Reserve Amount                                                                                                     N/A
(xv) Number of New Accounts Added to the Trust                                                                           228,914
(xvi) Revolving Receivables Reserve Account Balance                                                                $3,984,700.00
(xvii) Defeasance Funding Account Balance                                                                                   0.00
Average Net Portfolio Yield                                                                                               22.69%
Minimum Base Rate                                                                                                          8.36%
